Exhibit 99.1

  PLX Technology, Inc. Reports Third-Quarter 2006 Financial Results

    --  Net Revenue Growth of 64 Percent Year over Year, Eight Percent
        Sequential

    --  PCI Express Revenues Increase More than Sevenfold Year over
        Year

    -- Third Quarter 2006 Pro Forma EPS of $0.09 vs. Breakeven in Third Quarter 2005


    SUNNYVALE, Calif.--(BUSINESS WIRE)--Oct. 18, 2006--PLX Technology, Inc. (NASDAQ:PLXT) today announced financial results for the third quarter ended September 30, 2006.

    "Our third-quarter results demonstrate our ability to successfully execute our profitable growth strategy," said Mike Salameh, PLX Technology's chief executive officer. "Compared to the third quarter of 2005 we grew revenues 64 percent, improved GAAP net income from a $510,000 loss to a $1.0 million profit, increased pro forma net income from break-even to over $2.6 million and grew our cash and investments on our balance sheet by more than $6.0 million. Sales of our focus product line, PCI Express(R) interconnect chips, reached $4.6 million, more than seven times higher than the third quarter of 2005.

    "We continued to lay the groundwork for continued revenue growth through our PCI Express product development and marketing programs. In September, we announced the industry's highest-capacity PCI Express switch, the ExpressLane(TM) PEX 8548, a 48-lane, nine-port device. Including the new 48-lane switch, PLX now offers 10 PCI Express switch and bridge products spanning the industry's widest price/performance range. To date, we have shipped production units, samples or development systems to more than 500 customers, including leading manufacturers of server, storage, PC peripheral, communications and embedded systems."

    For the third quarter ended September 30, 2006, PLX reported net revenues of $21.0 million, a 64 percent increase from the $12.9 million reported in the third quarter ended September 30, 2005, and an eight percent increase compared to the $19.4 million reported in the second quarter ended June 30, 2006.

    Net revenues for the first nine months of 2006 were $60.5 million, a 54 percent increase from the $39.3 million reported for the first nine months of 2005. Net revenues for the first nine months of 2006 include a one-time pick-up in revenue of $2.8 million in the first quarter ended March 31, 2006, as a result of the Company's change from the sell-through method of accounting for revenues to the sell-in method, whereby revenues are recognized at the time of shipment to a distributor.

    Net income for the third quarter ended September 30, 2006, under U.S. generally accepted accounting principles (GAAP), which included the effect of acquisition-related amortization and stock-option expense, was $1.0 million, or $0.04 per share (diluted). This compared with net losses under GAAP of $0.5 million, or a loss of $0.02 per share (diluted), in the third quarter ended September 30, 2005, and net income under GAAP of $0.3 million, or $0.01 per share (diluted), in the second quarter ended June 30, 2006. Net income for the first nine months of 2006 was $2.8 million, or $0.10 per share (diluted), compared to net losses of $1.8 million, or a loss of $0.07 per share (diluted), for the first nine months of 2005.

    Pro forma net income for the third quarter ended September 30, 2006, which excluded the effect of acquisition-related amortization and stock-option expense, was $2.6 million, or $0.09 per share (diluted). This compared with pro forma net income of $22,000, or $0.00 per share (diluted), in the third quarter ended September 30, 2005, and pro forma net income of $2.2 million, or $0.08 per share (diluted), in the second quarter ended June 30, 2006. Pro forma net income for the first nine months of 2006 was $7.9 million, or $0.28 per share (diluted), compared with pro forma net losses of $95,000, or a loss of $0.00 per share (diluted), for the first nine months of 2005. A reconciliation between net income (loss) under GAAP and pro forma net income (loss) is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.

    The Company's gross margin for the third quarter ended September 30, 2006, was 58 percent, as compared with 66 percent for the third quarter ended September 30, 2005, and 58 percent for the second quarter ended June 30, 2006. The decrease in the third quarter 2006 gross margin percentage, when compared to the third quarter of 2005, was due primarily to a change in the Company's product mix.

    Operating expenses under GAAP for the third quarter ended
September 30, 2006, of $11.4 million include $1.1 million in stock-option expense and $0.5 million of acquisition-related amortization. This compares with operating expenses under GAAP of $11.3 million in the second quarter ended June 30, 2006, which include $1.4 million of stock-option expense and $0.5 million of acquisition-related amortization.

    Pro forma operating expenses for the third quarter ended September 30, 2006, were $9.8 million, which exclude stock-option expense and acquisition-related amortization. This compares to pro forma operating expenses of $9.4 million for the prior quarter.

    The Company's balance sheet remained strong. At September 30,
2006, cash and investments were $39.7 million, compared to $35.0 million at December 31, 2005. Additionally, there continues to be no debt.

    Business Outlook

    The following statements are based on current expectations. The Company does not intend to update, confirm or change this guidance until its fourth-quarter earnings release, although it may provide additional detail regarding its guidance on today's scheduled conference call.

    -- Revenue for the fourth quarter ended December 31, 2006, is expected to be between $20.5 million and $21.5 million, with approximately 13 percent to 15 percent of total revenues attributable to USB products and approximately 27 percent to 30 percent of total revenues attributable to PCI Express products.

    -- Gross margins are expected to be in the range of 58 percent to 60 percent.

    -- Operating expenses under GAAP basis are expected to be between $11.7 million and $12.1 million. Pro forma operating expenses are expected to be between $10.1 million and $10.3 million. Pro forma operating expenses exclude the effect of stock-option expense, which is expected to be between $1.1 million and $1.3 million and acquisition-related amortization of approximately $0.5 million.

    PLX(R) management plans to conduct a conference call today at 2:00 p.m. PDT to discuss its third-quarter financial results, as well as its fourth-quarter outlook. There will also be a live Webcast and a replay of the conference call available through the Investors section of the PLX Web site at http://www.plxtech.com/investors until October 25, 2006. The Webcast can also be accessed through www.ccbn.com.

    For the live Webcast, listeners should go to the Web site at least 15 minutes before the event starts to download and install any necessary audio software. The archived Webcast is typically available one to two hours after the end of the live call.

    USE OF PRO FORMA FINANCIAL INFORMATION: In addition to reporting financial results in accordance with GAAP, PLX reports pro forma financial results. Pro forma net income (loss) and earnings (loss) per share exclude the effect of stock-based compensation expense as prescribed by SFAS 123R and acquisition-related charges, such as amortization of deferred compensation, and amortization of purchased intangible assets. PLX's management believes that the presentation of pro forma financial results are useful to investors and other interested persons because, by excluding certain expenses we believe are not indicative of our core operating results, the users of the financial statements are provided with valuable insight into PLX's operating results. Further, these non-GAAP results are one of the primary indicators PLX's management uses for planning and forecasting future performance. In addition, PLX has consistently provided these pro forma measurements in previous earnings releases and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters. The method PLX uses to produce pro forma results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these pro forma financial measures to the comparable GAAP results, which is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.

    About PLX

    PLX Technology, Inc., (www.plxtech.com), based in Sunnyvale, Calif., USA, is the leading supplier of PCI Express and standard I/O interconnect silicon to the communications, server, storage, embedded-control, and consumer industries. All PLX I/O interconnect products are available in lead-free packaging. The PLX solution provides a competitive edge to our customers through an integrated combination of high-performance silicon, hardware and software design tools, and partnerships. These innovative solutions enable our customers to develop equipment with industry-leading performance, scalability and reliability. Furthermore, the combination of PLX product features and supporting infrastructure allow customers to bring their designs to market faster. PLX PCI, PCI-X and PCI Express devices are designed for a wide variety of applications across multiple industries. In addition to its headquarters in the United States, PLX has offices in China, Japan, Taiwan, and the United Kingdom, while also supporting customers through distributors, sales representatives and an on-demand customer-relationship-management system.

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

    This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the Company's estimated revenues, estimates of revenues attributable to certain products, estimated expenses, and estimated gross margins for the fourth quarter of 2006, which are set forth under the caption "Business Outlook," statements regarding the PCI Express and USB product lines and statements about achieving continued profitable growth. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers which include the Company's products, adverse economic conditions in general or those specifically affecting the Company's markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company's customers and unexpected expenses. Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2005, and our quarterly report on Form 10-Q for the quarter ended June 30, 2006, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

    PLX, the PLX logo, and ExpressLane are trademarks of PLX
Technology, Inc., which may be registered in some jurisdictions. All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.


                         PLX TECHNOLOGY, INC.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
               (in thousands, except per share amounts)


                          Three Months Ended         Nine Months Ended
                  September 30 September 30 June 30    September 30
                                                     -----------------
                     2006         2005       2006       2006     2005
                  ------------ ------------ -------- -------- --------

Net revenues          $21,046      $12,869  $19,411  $60,462  $39,276
Cost of revenues        8,836        4,394    8,225   24,558   14,151
                  ------------ ------------ -------- -------- --------
Gross margin           12,210        8,475   11,186   35,904   25,125

Operating
 expenses:
  Research and
   development          5,396        4,849    4,835   15,310   13,626
  Selling, general
   and
   administrative       5,609        3,791    5,982   17,266   12,238
  Amortization of
   purchased
   intangible
   assets                 440          512      481    1,433    1,536
                  ------------ ------------ -------- -------- --------
Total operating
 expenses              11,445        9,152   11,298   34,009   27,400

Income (loss) from
 operations               765         (677)    (112)   1,895   (2,275)
Interest income
 and other, net           484          222      421    1,247      562
                  ------------ ------------ -------- -------- --------

Income (loss)
 before provision
 for income taxes       1,249         (455)     309    3,142   (1,713)
Provision for
 income taxes             227           55       28      298       70
                  ------------ ------------ -------- -------- --------

Net income (loss)     $ 1,022      $  (510) $   281  $ 2,844  $(1,783)
                  ============ ============ ======== ======== ========

Basic net income
 (loss) per share     $  0.04      $ (0.02) $  0.01  $  0.10  $ (0.07)
                  ============ ============ ======== ======== ========
Shares used to
 compute basic per
 share amounts         28,241       27,482   28,081   28,070   27,067
                  ============ ============ ======== ======== ========
Diluted net income
 (loss) per share     $  0.04      $ (0.02) $  0.01  $  0.10  $ (0.07)
                  ============ ============ ======== ======== ========
Shares used to
 compute diluted
 per share amounts     28,783       27,482   28,938   28,843   27,067
                  ============ ============ ======== ======== ========


                         PLX TECHNOLOGY, INC.

           PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

  (Excluding Acquisition-Related Costs and Stock-Based Compensation
                               Expense)
                             (Unaudited)
               (in thousands, except per share amounts)


                          Three Months Ended         Nine Months Ended
                  September 30 September 30 June 30    September 30
                                                     -----------------
                     2006         2005       2006     2006(1)   2005
                  ------------ ------------ -------- -------- --------

Net revenues          $21,046      $12,869  $19,411  $60,462  $39,276
Cost of revenues        8,823        4,394    8,210   24,521   14,151
                  ------------ ------------ -------- -------- --------
Gross margin           12,223        8,475   11,201   35,941   25,125

Operating
 expenses:
  Research and
   development          4,911        4,835    4,279   13,792   13,518
  Selling,
   general and
   administrative       4,935        3,785    5,117   15,149   12,194
                  ------------ ------------ -------- -------- --------
Total operating
 expenses               9,846        8,620    9,396   28,941   25,712

Income (loss)
 from operations        2,377         (145)   1,805    7,000     (587)
Interest income
 and other, net           484          222      421    1,247      562
                  ------------ ------------ -------- -------- --------

Income (loss)
 before provision
 for income taxes       2,861           77    2,226    8,247      (25)
Provision for
 income taxes             227           55       28      298       70
                  ------------ ------------ -------- -------- --------

Net income (loss)     $ 2,634      $    22  $ 2,198  $ 7,949  $   (95)
                  ============ ============ ======== ======== ========

Basic net income
 (loss) per share     $  0.09      $  0.00  $  0.08  $  0.28  $ (0.00)
                  ============ ============ ======== ======== ========
Shares used to
 compute basic
 per share
 amounts               28,241       27,482   28,081   28,070   27,067
                  ============ ============ ======== ======== ========
Diluted net
 income (loss)
 per share            $  0.09      $  0.00  $  0.08  $  0.28  $ (0.00)
                  ============ ============ ======== ======== ========
Shares used to
 compute diluted
 per share
 amounts               28,783       28,121   28,938   28,843   27,067
                  ============ ============ ======== ======== ========

A reconciliation between net income (loss) on a GAAP basis and pro forma net income (loss) is as follows:

GAAP net income
 (loss)               $ 1,022      $  (510) $   281  $ 2,844  $(1,783)
Amortization of
 deferred stock-
 based
 compensation              15           20       16       47      152
Amortization of
 purchased
 intangible
 assets                   440          512      481    1,433    1,536
Stock-based
 compensation
 expense
 - Cost of
  revenues                 13            -       15       38        -
 - Research and
  development             471            -      542    1,476        -
 - Selling,
  general and
  administrative          673            -      863    2,111        -
                  ------------ ------------ -------- -------- --------
Pro forma net
 income (loss)        $ 2,634      $    22  $ 2,198  $ 7,949  $   (95)
                  ============ ============ ======== ======== ========
(1) The above pro forma amounts for the nine months ended September 30, 2006, include a pick-up in net revenues and cost of revenues of $2,766,076 and $891,009, respectively, as a result of the Company's change from the sell-through method of accounting for revenues to the sell-in method whereby revenues are recognized at the time of shipment to a distributor.


                         PLX TECHNOLOGY, INC.

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)


                                             September 30 December 31
                                                    2006      2005 (1)
                                             ------------ ------------
                                              (unaudited)
ASSETS

  Cash and investments                        $   39,685   $   35,043
  Accounts receivable, net                         6,810        6,203
  Inventories                                     10,822        4,328
  Property and equipment, net                     29,059       29,535
  Goodwill                                        35,818       35,818
  Other intangible assets                          3,296        4,729
  Other assets                                     1,671        2,255
                                             ------------ ------------
Total assets                                  $  127,161   $  117,911
                                             ============ ============

LIABILITIES

  Accounts payable                            $    5,709   $    4,530
  Accrued compensation and benefits                2,207        1,754
  Deferred revenues                                    -        1,963
  Accrued commissions                                529          298
  Other accrued expenses                           1,319        1,877
                                             ------------ ------------
Total liabilities                                  9,764       10,422

STOCKHOLDERS' EQUITY

  Common stock, par value                             28           28
  Additional paid-in capital                     125,343      118,313
  Accumulated other comprehensive loss               (80)        (114)
  Accumulated deficit                             (7,894)     (10,738)
                                             ------------ ------------
Total stockholders' equity                       117,397      107,489
                                             ------------ ------------
Total liabilities and stockholders' equity    $  127,161   $  117,911
                                             ============ ============

(1) Derived from audited financial statements

    CONTACT: PLX Technology, Inc.
             Stephen Loh, Interim CFO, 408-774-9060 (Company) sloh@plxtech.com or
             CommonGround Communications (for PLX)
             Jerry Steach, 415-222-9996 (Editorial)
             jsteach@plxtech.com